NOTICE OF LEASE TERMS

This NOTICE OF LEASE TERMS (“Notice”) is made and entered into effective as of July 26, 2023, by and between BSP SENITA 8000 JARVIS, LLC, a Delaware limited liability company (“Landlord”) and RAIN THERAPEUTICS INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.Landlord and Tenant entered into that certain Second Amendment to Office Lease Agreement dated as of October 4, 2022 (the “Second Amendment”) and that certain Third Amendment to Office Lease Agreement dated as of March 16, 2023 (the “Third Amendment”, and together with the Second Amendment, individually or collectively, as the context may determine, the “Amendments”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Expansion Premises”, “Temporary Space” and “Second Temporary Space”, as each are described in the Amendments, in that certain Building located at 8000 Jarvis Avenue, Newark, California.
B.Except as otherwise set forth herein, all capitalized terms used in this Notice shall have the same meaning as such terms have in the Amendment.
C.Landlord and Tenant desire to confirm the Expansion Premises Commencement Date, the Amortized Tenant Improvement Costs and the vacation of the Temporary Space and the Second Temporary Space, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Confirmation of Dates.  The parties hereby confirm that (a) the Expansion Premises are Ready for Occupancy, and (b) the Expansion Premises Commencement Date commenced as of July 1, 2023 (the “Expansion Premises Commencement Date”) for a Term ending on September 30, 2024.
2.Amortized Tenant Improvement Costs.  The Amortized Tenant Improvement Costs are equal to the amount of $154,740.00.  Section 7(c) of the Second Amendment is amended such that Tenant shall repay the Amortized Tenant Improvement Costs in fourteen (14) equal monthly installments over the remaining Term of the Lease until paid in full, as set forth in Section 3(b) below.
3.Base Rent.  Section 5 of the Second Amendment is modified as set forth below to conform the time periods to the Expansion Premises Commencement Date and the amount of the Monthly Amortized Tenant Improvement Costs, as established herein.
(a)With respect to the Premises, effective as of the date hereof, in addition to all other charges payable pursuant to the Lease, Tenant shall pay the following installments of Monthly Base Rent for the Premises, in accordance with the terms of the Lease:
Time Period	Monthly Base Rent for the Premises	Monthly Rental Rate Per Square Foot (rounded to 2 decimal pts)
July 1, 2023 – September 30, 2024	$28,704.27	$3.61
(b)Effective as August 1, 2023, in addition to Monthly Base Rent and all other charges payable pursuant to the Lease, Tenant shall pay the following installments of the Amortized Tenant Improvement Costs at the same time as Monthly Base Rent, in accordance with Section 3.3 of the Original Lease:

Time Period	Monthly Amortized Tenant Improvement Costs
August 1, 2023 – September 30, 2024	$11,052.86
4.Additional Spaces.  Tenant has vacated the Temporary Space and the Second Temporary Space on or before the Move-Out Date, as required by the Amendments.
5.No Further Modification.  Except as set forth in this Notice, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Notice has been executed as of the day and year first above written.

LANDLORD:

BSP SENITA 8000 JARVIS, LLC,
a Delaware limited liability company

By:	BSP Senita Realty Investors, LLC, a Delaware limited liability company the Sole Member
By:	BSP Senita Manager, LLC, a Delaware limited liability company its Manager

By:/s/ Mark S. Oddo________________
Name:Mark S. Oddo
Title:Vice President

TENANT:

RAIN THERAPEUTICS INC.,
a Delaware corporation

By:/s/ Avanish Vellanki
Name:Avanish Vellanki
Title:CEO

Approved:	/s/ N.C. (Initial) Nelson Cabatuan, SVP